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                                   EXHIBIT A

                           Agreement of Joint Filing


          The undersigned hereby agree to file jointly pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, the Schedule 13G statement dated July 14, 2000 and any amendments thereto executed by each of us, with respect to shares of common stock of Anixter International Inc. held by Robert
H. and Ann Lurie Trust ("RHALT"), Anda Partnership ("Anda") and LFT Partnership ("LFT"). Anda and LFT are Illinois general partnerships. The principal business address of each of RHALT, Anda and LFT is Two North Riverside Plaza, Chicago, IL 60606. The undersigned agree that this joint filing agreement be included as an Exhibit to such Schedule 13G and each such amendment thereto. The undersigned further agree to be responsible for the timely filing of the Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein.

Date: July 14, 2000

                                        Robert H. and Ann Lurie Trust


                                        By:  /s/ Ann Lurie
                                          -------------------------------------
                                             Ann Lurie, Co-Trustee


                                        Anda Partnership, an Illinois general
                                        partnership

                                        By:  Ann Only Trust, a general partner

                                        By:  /s/ Ann Lurie
                                          -------------------------------------
                                             Ann Lurie, Trustee

                                        and

                                        By:  Ann and Descendants Trust, a
                                             general partner

                                        By:  /s/ Ann Lurie
                                          -------------------------------------
                                             Ann Lurie, Trustee

                                        LFT Partnership, an Illinois general
                                        partnership

                                        By:  Jesse Trust, a general partner

                                        By:  /s/ Ann Lurie
                                          -------------------------------------
                                             Ann Lurie, Trustee